                                                                   EXHIBIT 10.04

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                               SERVICING AGREEMENT




                                      AMONG




                             OCWEN FEDERAL BANK FSB,
                                   (SERVICER)




                                       AND




                        METWEST MORTGAGE SERVICES, INC.,
                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.,
                     WESTERN UNITED LIFE ASSURANCE COMPANY,
                            SUMMIT SECURITIES, INC.,
                    OLD STANDARD LIFE INSURANCE COMPANY, AND
                    OLD WEST ANNUITY & LIFE INSURANCE COMPANY
                                    (OWNERS)

                            DATED AS OF APRIL 1, 2001



                 MORTGAGE AND NON-MORTGAGE LOANS AND RECEIVABLES


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


                                TABLE OF CONTENTS




ARTICLE I DEFINITIONS.............................................................................................1

         Section 1.1. Definitions.................................................................................1
         Section 1.2. Interpretation of Agreement................................................................11

ARTICLE II TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING COMPENSATION..........................12

         Section 2.1. Transfer of Servicing Files to the Servicer................................................12
         Section 2.2. Custodial Files to be Held by Servicer.....................................................13
         Section 2.3. Servicing Responsibilities.................................................................14
         Section 2.4. Collection and Resolution Activities.......................................................18
         Section 2.5. Servicing Compensation.....................................................................18
         Section 2.6. Additional Servicing Provisions Relating to Land Sale Contracts............................18

ARTICLE III DEFAULT MANAGEMENT SERVICES..........................................................................19

         Section 3.1. Default Management Responsibilities........................................................19
         Section 3.2. Foreclosure................................................................................19
         Section 3.3. Deed in Lieu...............................................................................20
         Section 3.4. Bankruptcy of Obligor......................................................................20

ARTICLE IV PROPERTY MANAGEMENT AND DISPOSITION SERVICES..........................................................21

         Section 4.1. Property Management and Disposition Responsibilities.......................................21
         Section 4.2. Environmental Problems.....................................................................21

ARTICLE V STANDARDS FOR CONDUCT..................................................................................22

         Section 5.1. Standards of Care and Delegation of Duties.................................................22
         Section 5.2. Transactions with Related Persons..........................................................23
         Section 5.3. Access to Records..........................................................................23
         Section 5.4. Annual Audit...............................................................................23

ARTICLE VI REMITTANCES AND REPORTS TO OWNER......................................................................24

         Section 6.1. Servicing Advances.........................................................................24
         Section 6.2. Remittances and Monthly Report.............................................................24
         Section 6.3. Remittance Upon Termination................................................................26

ARTICLE VII REPRESENTATIONS AND WARRANTIES.......................................................................26

         Section 7.1. Representations and Warranties of the Servicer.............................................26
         Section 7.2. Representations and Warranties of the Owners...............................................27

ARTICLE VIII INDEMNIFICATION.....................................................................................28

         Section 8.1. Liabilities to Obligors....................................................................28
         Section 8.2. Servicer's Indemnity of the Owner..........................................................28
         Section 8.3. Owners' Indemnity of the Servicer; Limitation on Liability of the Servicer.................30
         Section 8.4. Indemnification Procedures.................................................................31
         Section 8.5. Operation of Indemnities...................................................................33

ARTICLE IX DEFAULT...............................................................................................33

         Section 9.1. Events of Default..........................................................................33
         Section 9.2. Effect of Transfer.........................................................................34

ARTICLE X TERM...................................................................................................34

         Section 10.1. Term of Agreement.........................................................................34
         Section 10.2. Transfers of Servicing....................................................................34
         Section 10.3. Servicer Not to Resign....................................................................34
         Section 10.4. Successor Servicer........................................................................35

ARTICLE XI MISCELLANEOUS.........................................................................................35

         Section 11.1. Successors and Assigns; No Third Party Beneficiaries......................................35
         Section 11.2. Choice of Law.............................................................................35
         Section 11.3. Notices...................................................................................35
         Section 11.4. Entire Agreement; Amendments; Waivers.....................................................37
         Section 11.5. No Joint Venture; Limited Agency..........................................................37
         Section 11.6. Severability; Interpretation..............................................................37
         Section 11.7. Counterparts..............................................................................37
         Section 11.8. Waiver of Jury Trial......................................................................37
         Section 11.9. Limitation of Damages.....................................................................37


                                    EXHIBITS

The following exhibits are incorporated into this Agreement:

EXHIBIT A               Additional Servicing Requirements
SCHEDULE A              Schedule of Assets
     Schedule A-1       Metwest Assets
     Schedule A-2       Metropolitan Assets
     Schedule A-3       Western Assets
     Schedule A-4       Summit Assets
     Schedule A-5       Old Standard Assets
     Schedule A-6       Old West Assets

                               SERVICING AGREEMENT


         This SERVICING AGREEMENT (this "Agreement") dated effective as of April 1, 2001, by and among METWEST MORTGAGE SERVICES, INC. (formerly known as Spokane Mortgage Company), a Washington corporation ("Metwest"), METROPOLITAN MORTGAGE & SECURITIES CO., INC., a Washington corporation ("Metropolitan"), WESTERN UNITED LIFE ASSURANCE COMPANY, a Washington insurance corporation ("Western United"), SUMMIT SECURITIES, INC., an Idaho corporation ("Summit"), OLD STANDARD LIFE INSURANCE COMPANY, an Idaho insurance corporation ("Old Standard"), OLD WEST ANNUITY & LIFE INSURANCE COMPANY (formerly known as Arizona Life Insurance Company), an Arizona insurance corporation ("Old West", and together with Metwest, Metropolitan, Western United, Summit and Old Standard, collectively the "Owners" and individually an "Owner") and OCWEN FEDERAL BANK FSB, a federally chartered savings bank (the "Servicer").

                                   WITNESSETH:


         WHEREAS, the Owners own certain residential (including timeshare) mortgage loans, commercial and land mortgage loans, and other secured loans and receivables identified on Schedules A-1 through A-6 (collectively, the "Assets"); and

         WHEREAS, the Servicer has acquired the Servicing Rights relating to such Assets pursuant to the terms of the Servicing Rights Purchase Agreement; and

         WHEREAS, the Owners and the Servicer desire to set forth the terms and conditions on which the Servicer will service and provide management and disposition services for such Assets (including REO Properties and other property acquired with respect to the Assets);

         NOW, THEREFORE, in consideration for the mutual benefits and obligations as hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS


         SECTION 1.1 DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in this Section 1.1, and if not defined herein shall have the meanings assigned to such terms in the Servicing Rights Purchase Agreement.

         "ACCEPTED SERVICING PRACTICES" means, with respect to any Asset or Property, those servicing, collection, resolution or disposition practices that are undertaken to maximize the net present value to the related Owner of such Owner's investment in any Asset or Property followed with the same care, skill, prudence and diligence with which (i) the Servicer services and administers assets or properties held for other portfolios similar to such Asset or Property, or (ii) if the Servicer does not service or administer similar assets or properties, servicers of similar



Servicing Agreement                                                       Page 1
assets and properties service and administer such assets or properties for their own portfolio and for others, but in each case without regard to:

         1 any relationship that the Servicer, any subservicer or any affiliate of the Servicer or any other subservicer may have with the related Obligor; or

         2. the Servicer's or any subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

         3. the ownership, or servicing or management for others, by the Servicer or any other subservicer, of any other loans or property;

provided, however, that such services are performed in compliance with the terms of this Agreement, the Requirements, the Contractual Requirements (to the extent the related documents have been made available to the Servicer) and the provisions contained in Exhibit A attached hereto and incorporated herein.

         "AGREEMENT" means this Servicing Agreement as amended, modified or supplemented from time to time, including all exhibits and schedules hereto.

         "ANCILLARY INCOME" means all release fees, late payment charges, assumption fees, insufficient funds charges, modification fees (other than fees paid to Metwest for modifications negotiated by Metwest in accordance with
Section 3.1), fees associated with any repayment plan or forbearance agreement, interest on the Collection Account and Escrow Accounts (net of any interest payments due Obligors pursuant to the Requirements) and other similar fees (exclusive of Prepayment Penalties).

         "ASSET" means a Loan or a Receivable, with each Owner's Assets separately set forth on Schedule A.

         "ASSOCIATION" means any homeowners' association or condominium association.

         "BALLOON MORTGAGE LOAN" means any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date.

         "BALLOON PAYMENT" means, with respect to a Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Balloon Mortgage Loan in excess of the related Scheduled Payment.

         "BANKRUPTCY CODE" means 11 U.S.C. 101 et. seq., as the same may be amended, modified or supplemented from time to time.

         "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the principal business location of the Owners or of the Servicer are authorized or obligated by law or executive order to be closed.


Servicing Agreement                                                       Page 2

         "COLLECTION ACCOUNT" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, which shall be entitled "Ocwen Federal Bank FSB, as the Servicer, in trust for certain Owners under a Servicing Agreement dated as of April 1, 2001."

          "COLLECTION PERIOD" means with respect to each Distribution Date, the period commencing on the first day of the month preceding the month of the Distribution Date and ending on the last day of the month preceding the month of the Distribution Date.

         "COMMERCIAL MORTGAGE LOAN" means a Mortgage Loan secured by a multifamily residential property or a commercial property including, among others, multifamily, retail, mixed use, office and industrial properties.

         "CONTRACTUAL REQUIREMENTS" means the provisions, terms and conditions set forth in the Custodial Documents, any contract or other governing agreement relating to an Asset, any mortgage insurance policy relating to a Mortgage Loan, if any, and any escrow agreement relating to an Escrow Mortgage Loan, if any.

         "CURRENT SERVICER" means an Owner or any other servicer, subservicer, document custodian, owner, holder, originator or other Person who has possession of any document or information constituting a part of a Servicing File prior to the Transfer Date.

         "CUSTODIAL DOCUMENTS" means, with respect to an Asset, the original note, Mortgage or other security agreement and other original documents relating to an Asset that are held by a Custodian.

         "CUSTODIAN" means an Owner or any custodian appointed by an Owner to hold the related Custodial Documents until such time that the Custodial Documents are delivered to the Servicer, at which time the Servicer shall become the Custodian pursuant to Section 2.2.

         "DETERMINATION DATE" means the last day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the Collection Period.

         "DISPOSITION" means any (a) taking of Mortgaged Property by eminent domain or condemnation or sale in lieu thereof, (b) the liquidation of a defaulted Asset through a foreclosure sale, trustee's sale, forfeiture, deed-in-lieu of foreclosure or otherwise, (c) a sale or assignment of an Asset or Property in accordance with the terms hereof, and/or (d) any other disposition of an Asset or Property whether through a discounted payoff, prepayment, Balloon Payment or any other similar disposition.

         "DISTRIBUTION DATE" means the 5th Business Day of each month.

         "ELIGIBLE ACCOUNT" means an account maintained with a depository institution, (i) whose accounts are insured by the FDIC and (ii) whose (or whose direct or indirect parent's) long term unsecured debt obligations are rated at least "A" or better by one of the Rating Agencies.

         "ENVIRONMENTAL LIABILITY" shall have the meaning ascribed thereto in
Section 8.3(c).


Servicing Agreement                                                       Page 3

         "ENVIRONMENTAL PROBLEM PROPERTY" means a Property that is in violation of any environmental law, rule or regulation.

         "ESCROW ACCOUNTS" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, for the payment of taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items which shall be entitled "Ocwen Federal Bank FSB, as the Servicer, in trust for related Owners and Obligors under a Servicing Agreement dated as of April 1, 2001."

         "ESCROW PAYMENTS" means amounts required to be paid for taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items and any and all other purposes for which funds may or may not be held in escrow.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLMC" means Freddie Mac (formerly known as the Federal Home Loan Mortgage Corporation), or any successor thereto.

         "FITCH" means Fitch, Inc.

         "FLOOD INSURANCE" or "FLOOD INSURANCE POLICY" means an insurance policy insuring against flood damage to a Mortgaged Property.

         "FNMA" means Fannie Mae (formerly known as the Federal National Mortgage Association), or any successor thereto.

         "HAZARD INSURANCE" means casualty, fire, hazard, flood, wind, liability or similar insurance policies relating to a Mortgaged Property.

         "HUD" means the United States Department of Housing and Urban Development.

         "LAND SALE CONTRACT" means a contract, together with all amendments and modifications thereto, for the sale of real estate and the improvements thereon pursuant to which the Obligor promises to pay the amount due thereon to the holder thereof and pursuant to which fee title to the related Mortgaged Property is held by such holder until the Obligor has made all of the payments required pursuant to such contract, at which time fee title is conveyed to the Obligor.

         "LIABILITY" shall have the meaning ascribed thereto in Section 8.2.

         "LIQUIDATION PROCEEDS" means cash received in connection with the liquidation of an Asset, whether through a Disposition or otherwise, net of the amount of any broker's fees payable in connection with any sale of the related Property (but without any deduction for any legal fees or other costs or expenses).

         "LOAN" means an Asset listed on Schedule A that is either a Mortgage Loan or Non Mortgage Loan, as the case may be.


Servicing Agreement                                                       Page 4

         "MATURITY DATE" means, with respect to any Loan, the date on which the last payment of principal is due and payable under the related promissory note and, with respect to any Receivable, the date on which the final payment is due with respect to such Receivable.

         "MISSING DOCUMENT REPORT" means the report prepared by the Servicer and delivered to an Owner pursuant to Section 4.11 of the Servicing Rights Purchase Agreement.

         "MONTHLY COLLECTION AMOUNT" means, for each Distribution Date and each Owner, all amounts actually received into the Servicer's lock box during the related Collection Period with respect to the Assets relating to such Owner from whatever source (other than partial and forbearance payments), minus (i) amounts representing accrued taxes and insurance premiums not yet due and payable to the applicable taxing authority or insurer, calculated in accordance with the then current escrow analysis performed by the Servicer in accordance with applicable Requirements, (ii) Servicing Fees and Ancillary Income with respect to the related Assets to the extent received and retained by the Servicer prior to distribution pursuant to Section 6.02 and (iii) any amounts refunded to an Obligor with respect to any such Asset that are determined to be in excess of the amounts required under the terms of the related Custodial Documents.

         "MONTHLY REPORT" means the monthly report prepared by the Servicer and delivered to an Owner pursuant to Section 6.2.

         "MOODY'S" means Moody's Investor's Service Inc.

         "MORTGAGE" means, the mortgage, deed of trust or other instrument creating a first or junior lien on real property securing a Mortgage Loan.

          "MORTGAGE INSURANCE" means any mortgage insurance or guaranty relating to a Mortgage Loan issued by a Mortgage Insurer.

         "MORTGAGE INSURER" means the Federal Housing Administration as a mortgage insurer, the United States Department of Veterans Affairs as a mortgage guarantor and any issuer of private mortgage insurance.

         "MORTGAGE LOAN" means an Asset listed on Schedule A that is an individual mortgage loan or Land Sale Contract including any Mortgaged Property that was acquired in foreclosure or similar action.

         "MORTGAGED PROPERTY" means the real property securing a Loan that is a Mortgage Loan.

         "NON-MORTGAGE LOAN" means any Loan listed on Schedule A hereto that is not a Mortgage Loan.

          "NON-RECOVERABLE ADVANCE" shall have the meaning set forth in Section 2.3(b) below.

         "OBLIGOR" means (i) with respect to a Loan, the individual(s) obligated to repay such Loan and (ii) with respect to a Receivable, the individual(s) obligated to make payments with respect to such Receivable.

Servicing Agreement                                                       Page 5

         "OWNER" means (i) Metwest with respect to the Assets set forth on Schedule A-1, (ii) Metropolitan with respect to the Assets set forth on Schedule A-2, (iii) Western with respect to the Assets set forth on Schedule A-3, (iv) Summit with respect to the Assets set forth on Schedule A-4, (v) Old Standard with respect to the Assets set forth on Schedule A-5 and (vi) Old West with respect to the Assets set forth on Schedule A-6. Metwest, Metropolitan, Western, Summit, Old Standard and Old West are collectively referred to herein as the "Owners".

         "PERMITTED INVESTMENTS" means, any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Distribution Date in each month:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, bankers acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Servicer or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and
         (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by S&P and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to at least 105% of the cash transferred by the Servicer in exchange for such collateral, and (iii) be delivered to the Servicer, or if the Servicer is supplying the collateral, an agent for the Servicer, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;


Servicing Agreement                                                       Page 6

                  (e) commercial paper having an original maturity of less than 180 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and the Owners and issued by an insurance company or other corporation having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having one of the two highest available rating categories of S&P and the highest available rating category of Moody's at the time of such investment, which invests only in other Eligible Investments;

                  (h) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

                  (i) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

                  (j) consolidated senior debt obligations of any Federal Home Loan Banks;

                  (k) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

                  (l) federal funds, certificates of deposit time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by S&P and P-1 by Moody's; or

                  (m) deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of S&P and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

provided that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.


Servicing Agreement                                                       Page 7

         "PREPAYMENT PENALTY" means, with respect to each Loan, if applicable, the penalty or premium required to be paid if the Obligor prepays such Loan as provided in the related Custodial Documents.

         "PROPERTY" means, (a) as of any Determination Date for the purpose of calculating the relevant Servicing Fee, and (b) as of the actual date of acquisition of title for all other purposes: any (i) Mortgaged Property or other collateral property subject to a Loan and (ii) any Mortgaged Property or other collateral property that was subject to a Loan, after such property has been acquired on behalf of the related Owner pursuant to this Agreement through foreclosure or similar proceedings, acceptance of deed-in-lieu of foreclosure, acquisition of title in lieu of foreclosure or the acquisition of title by operation of law.

         "PROPERTY IMPROVEMENT EXPENSES" means any costs and expenses for repairs, replacements or improvements which the Servicer deems advisable under the circumstances, but only to the extent that they:

                  (a) are paid to Persons who are generally in the business of providing such goods and services;

                  (b) are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided;

                  (c) are designed to maintain or improve the value of a Property but not immediately necessary to operate it; and

                  (d) are incurred for the purpose of facilitating the sale of the related Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following:

                           (i) cosmetic improvements such as painting and landscaping;

                           (ii)     build-out or modification to suit a
                                    particular prospective or actual tenant or buyer;

                           (iii) replacement of items which are obsolete or wearing out but which may not be dysfunctional; and

                           (iv) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

         "PROPERTY PROTECTION EXPENSES" means the following costs and expenses, but only to the extent that they are paid to Persons who are generally in the business of providing such goods and services and are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided:

                  (a) utility costs;

Servicing Agreement                                                       Page 8

                  (b) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, elevators, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service and credit checks;

                  (c) property management fees;

                  (d) payroll costs and benefits for on-site maintenance personnel, including but not limited to housekeeping employees, porters and general maintenance and security employees;

                  (e) usual and customary leasing and sales brokerage expenses and commissions;

                  (f) permits, licenses and registration fees and costs;

                  (g) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement including any debt secured by a lien which is superior or prior to the lien encumbering the Loan, if the consequences of failure to prevent or cure could, in the sole judgment of the Servicer, have a material adverse effect with respect to a Loan or Property;

                  (h) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance;

                  (i) costs and expenses of brokers' price opinions and surveys, appraisals, valuations, surveys, inspections (including environmental and engineering), environmental assessments and/or market studies incidental to evaluation, leasing and/or sale of the Loans and/or Properties;

                  (j) fees and expenses of attorneys, paralegals, surveyors, title and escrow companies and uniform commercial code search/filing companies (including, without limitation, costs, fees and/or expenses for title insurance premiums, tax searches, title searches, escrow fees, recording costs, uniform commercial code searches, and all costs similar or related thereto), costs incurred to obtain documents or information for the Servicing File, and any costs and expenses related to the preparation and/or recordation of releases of liens or satisfactions of mortgages (in whole or in part);

                  (k) property inspections; and

                  (l) other such reasonable fees and expenses incurred by the Servicer in connection with the enforcement, collection, foreclosure, management and operation of the Property, sales of Properties (including, without limitation, the costs and expenses set forth in subsection (i) above and any and all transfer taxes and other closing costs customarily paid by the seller in the locale where such sale occurs) and the performance of its servicing activities.

Servicing Agreement                                                       Page 9

         "RATING AGENCIES" means, collectively, Fitch, Moody's and S&P.

         "RECEIVABLE" means an Asset listed on Schedule A that represents rights to certain specified amounts due from an Obligor and is not a Loan.

         "REO PROPERTY" means a Mortgaged Property acquired by the Servicer on behalf of the related Owner through foreclosure, forfeiture, deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default of a Mortgage Loan.

         "REQUIREMENTS" means all federal, state or local laws and any other requirements of any government or agency or instrumentality thereof applicable to the servicing of the Assets, the management of the Properties or the provision of services hereunder by the Servicer, including, without limitation, all servicing requirements imposed on an Owner or any successor to an Owner.

         "S&P" means Standard & Poor's Rating Group, A Division of The McGraw-Hill Companies, Inc.

         "SCHEDULE A" means Schedule A-1, A-2, A-3, A-4, A-5 and A-6, collectively.

         "SCHEDULED PAYMENT" means the scheduled payment of principal and interest or other amounts due on an Asset, if any, payable monthly or otherwise.

         "SERVICER" means Ocwen Federal Bank FSB, a federal savings bank, its successors in interest and permitted assigns.

         "SERVICER EVENT OF DEFAULT" shall have the meaning set forth in Section 9.1.

         "SERVICING ADVANCES" means all amounts advanced by the Servicer in payment of Property Protection Expenses, Escrow Payments and Property Improvement Expenses, but not including (i) Advances purchased pursuant to the Advance Purchase Agreement and (ii) Advances of tax and insurance payments that are reflected in negative escrow balances and are to be paid by the related Obligor following the next escrow analysis (to the extent paid by the Obligor).

         "SERVICING DOCUMENTS" means, with respect to an Asset, the documents pertaining to such Asset that are included in the related Asset File.

         "SERVICING FEE" means with respect to each Distribution Date the monthly fee payable to the Servicer equal to 1/12 of 0.75% of the outstanding principal balance (or outstanding balance) of each Asset for the first sixty
(60) months following the Cut-off Date and thereafter a monthly fee payable to the Servicer of 1/12 of 0.35% of the outstanding principal balance (or outstanding balance) of each Asset, in each case such balance to be determined as of the first day of the calendar month preceding such Distribution Date. For purposes of determining the Servicing Fee, the outstanding principal balance (or outstanding balance) of an Asset shall be deemed to be zero on and after the month following the month (A) in the case of a Mortgage Loan, in which all amounts reasonably likely to be received upon liquidation of the related Mortgage Property have


Servicing Agreement                                                      Page 10
been received and (B) in the case of an Asset that is not a Mortgage Loan, in which an Owner has notified the Servicer that such Asset is a non-performing Asset and that the Servicer shall not continue to service such Asset.

          "SERVICING FILE" means with respect to each Asset, the Servicing Documents and information (including any servicing tapes, images and conversion reports) received from the Current Servicer, provided by the related Owners (including title company investigations of matters relating to the Assets and REO Properties), or obtained through the efforts of the Servicer hereunder.

         "SERVICING PORTFOLIO" means all Assets serviced by the Servicer pursuant to this Agreement.

          "SERVICING RIGHTS PURCHASE AGREEMENT" means that certain Servicing Rights Purchase Agreement, dated as of April 1, 2001, by and among the Owners and the Servicer, pursuant to which the Servicer acquired the Servicing Rights in respect of, among other things, the Assets.

         "TRANSFER DATE" means with respect to an Asset, the date on which the physical servicing of such Asset is transferred to the Servicer pursuant to the Servicing Rights Purchase Agreement, which date shall be July 1, 2001, unless otherwise mutually agreed by the Owners and the Servicer.

         SECTION 1.2. INTERPRETATION OF AGREEMENT.

                  (a) All references in this Agreement to designated Sections, Articles, Exhibits and Schedules are to the designated sections and articles of and exhibits and schedules to this Agreement.

                  (b) Use of the masculine gender is intended to include the feminine gender.

                  (c) The headings and captions used in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of the provisions of this Agreement.

                  (d) Terms in the singular include the plural and vice versa.

                  (e) The terms "includes" or "including" are intended to be inclusive rather than exclusive.



Servicing Agreement                                                      Page 11

                                   ARTICLE II
         TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING
                                  COMPENSATION


         SECTION 2.1. TRANSFER OF SERVICING FILES TO THE SERVICER.

                  (a) The Assets will become a part of the Servicing Portfolio on the Closing Date. The Owners shall cause the Current Servicer to transfer to the Servicer the Servicing Files and other servicing records necessary to provide current data with respect to each of the Assets in the manner and at such time as set forth in the Servicing Rights Purchase Agreement. In the event that not all of the related Servicing Files and other necessary servicing records are transferred in accordance with the terms and conditions of the Servicing Rights Purchase Agreement, the Servicer, at the Owner's expense, shall use its best efforts to cause the Current Servicer to transfer to the Servicer any Servicing Files and other servicing records necessary to provide current data with respect to each Asset that was not transferred to the Servicer in accordance with the terms and conditions of the Servicing Rights Purchase Agreement. The Servicer shall transfer and convert the Servicing Files to the Servicer's system as soon as reasonably possible from the date of receipt by the Servicer of the Servicing Files and such other documents as are reasonably necessary to service the Assets from the Current Servicer, but in no event later than five (5) Business Days following such receipt.

                  (b) Effective as of the Closing Date, the Servicer owns the Servicing Rights and, subject to Section 6.01 of the Servicing Rights Purchase Agreement, assumes and accepts responsibility for providing the services described herein with respect to each Asset; provided, however, that if the Servicer is making diligent efforts to complete and verify the Servicing File because a Servicing File is not complete or contains incorrect information on the Transfer Date, the Servicer shall not be responsible for any failure to provide any service hereunder, or for any inaction or any action taken hereunder related to such incompleteness or incorrectness.

                  (c) The Servicer shall not be responsible for the payment of Servicing Advances with respect to an Asset unless the Servicer has been provided with the necessary information to determine the existence, amount and due date of such obligations, in which case the Servicer shall determine in accordance with Accepted Servicing Practices whether or not to make any such payments within five (5) Business Days after it has been provided with such information. In the case of property taxes and similar items, the Servicer shall be deemed not to have knowledge of the existence, amount and/or due date of such obligations until two (2) Business Days after receiving a current report with respect to the Property from a tax service retained by or transferred to the Servicer. The Servicer shall take any required action with respect to the information from the tax service within five
         (5) Business Days of such current report. The Servicer shall be entitled to rely in all respects on any tax service report and shall have no liability to the Owners if a tax sale occurs for which the Servicer (i) received no notice from the applicable taxing authority, or (ii) received a report from a tax service indicating that the taxes were current.


Servicing Agreement                                                      Page 12

                  (d) Upon reasonable request by the Servicer, each Owner shall furnish the Servicer with such limited powers of attorney and other documents prepared by the Servicer and reasonably satisfactory in form and substance to such Owner as may be necessary or appropriate to enable the Servicer to liquidate, collect payments against and otherwise service and manage the Assets in accordance with this Agreement. Additionally, the Servicer may appoint certain designated servicing officers in a writing to an Owner and such designated servicing officers shall be authorized to act on behalf of such Owner hereunder. Such list (or any amended list) designating such servicing officers shall be sufficient so long as it is executed by any officer of the Servicer. All documents so provided to the Servicer shall be held in trust by the Servicer on behalf of such Owner.

                  (e) The Owners agree to cooperate fully with the Servicer with respect to all reasonable requests made by the Servicer in connection with this Section 2.1.

                  (f) The Servicer shall have no obligation or responsibility for preparing or recording mortgage assignments or filing financing statements with respect to any Asset, provided, however, that the Servicer shall, at the related Owner's cost, record mortgage assignments if necessary to service a Mortgage Loan in accordance with this Agreement and shall prepare and file continuation statements to original UCC-1 financing statements for Assets for which such original financing statements and filing information are included in the related Asset File.

         SECTION 2.2. CUSTODIAL FILES TO BE HELD BY SERVICER. The Servicer agrees to act as Custodian for the Custodial Files relating to the Assets. In such capacity, the Servicer shall act exclusively as the Custodian for, and the bailee of the related Owners to the extent of their respective interests therein. Metropolitan, on behalf of the Owners, shall pay a one-time fee of $10,000 to the Servicer in consideration for acting as Custodian of the Custodial Files, such fee to be payable on the Closing Date in accordance with the instructions provided to Metropolitan by the Servicer. The Owners shall cause the related Custodial Files to be delivered to the Servicer in accordance with the terms and conditions of the Servicing Rights Purchase Agreement.

         The Servicer shall retain possession of any Custodial Documents at all times unless (i) the Asset has been liquidated and the Liquidation Proceeds relating to the Asset have been deposited in the Collection Account, (ii) the Custodial Documents have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure, forfeiture or similar action with respect to the related Property or to otherwise pursue a default against an Obligor of an Asset or (iii) the Servicer returns the Custodial Documents to related Owner or its designee pursuant to the written request of such Owner.

         Custodial Documents held by the Servicer are and shall be held in trust by the Servicer for the benefit of the related Owner as the owner thereof and the Servicer's possession of the Custodial Documents so retained is at the will of such Owner for the sole purpose of servicing the related Asset, and such retention and possession by the Servicer is in a custodial capacity



Servicing Agreement                                                      Page 13
only. The Custodial Documents with respect to each Asset shall be appropriately marked to clearly reflect the ownership of such Asset by the related Owner.

         SECTION 2.3. SERVICING RESPONSIBILITIES.

         Subject to Accepted Servicing Practices, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Subject to Section 2.1 and in accordance with Accepted Servicing Practices, in performing its obligations hereunder, the Servicer shall comply with the following with respect to each Asset, continuously from the date hereof until the date each Asset ceases to be subject to this Agreement. To the extent there is a conflict between the provisions set forth below and the Accepted Servicing Practices, the Accepted Servicing Practices shall control:

                  (a) The Servicer shall hold all funds received for the Owners hereunder in trust for such Owners in a segregated Collection Account in accordance with all applicable Requirements. Such funds shall be deposited to the Collection Account within one (1) Business Day of receipt. The Collection Account shall be held at the Servicer, or if it is not held at the Servicer, then it must be an Eligible Account. In the event the amount held in the Collection Account maintained at the Servicer exceeds $5 million, the Servicer shall promptly deposit any excess amounts to another Collection Account not maintained at the Servicer. Any amounts held in the Collection Account may be, but are not required to be, invested by the Servicer in Permitted Investments. Any income on the Collection Account shall belong to the Servicer and may be withdrawn therefrom in accordance with Sections 6.2 and 6.3. If losses are incurred on investments in the Collection Account, the Servicer promptly shall deposit, from its own funds without right to reimbursement, the full amount of such losses. The Servicer shall make remittances from the Collection Account as provided in Sections 6.2 and
         6.3. The Servicer shall hold all funds received to cover Escrow Payments in connection with the Assets in trust for the related Owners and the related Obligor in a segregated Escrow Account (which shall be maintained in accordance with all applicable Requirements and the terms of the Custodial Documents). The Servicer shall disburse such funds from the appropriate Escrow Accounts as necessary or advisable. The Servicer shall also be authorized to hold all partial payments and forbearance payments in the Escrow Account and shall not be required to deposit same into the Collection Account nor to remit same to the related Owner until such time as the Servicer applies such payments to the applicable Asset.

                  (b) The Servicer shall timely determine the amounts of all required disbursements from the Escrow Accounts and shall make disbursements as they become due. The Servicer shall also determine whether any delinquency exists in the payment of Escrow Payments and shall use commercially reasonable efforts to cause such deficient amounts to be paid by the Obligor. If there are not sufficient funds in the appropriate Escrow Account to make such payments as they become due, the Servicer shall advance Escrow Payments unless the Servicer determines in its reasonable judgment that an advance pursuant to this or any other section will not be ultimately recoverable from late


Servicing Agreement                                                      Page 14
         payments, insurance proceeds, Liquidation Proceeds or any other recovery on such Asset or the related Property (a "Non-Recoverable Advance"). If the Servicer determines that the Escrow Payment would constitute a Non-Recoverable Advance, the Servicer will not be obligated to make such advance. Any advances made towards Escrow Payments shall be deemed to be Servicing Advances. The Servicer shall be entitled to reimbursement of all such Servicing Advances as provided in Section 6.2.

                  (c) The Servicer shall comply with the provisions of all applicable Contract Requirements, the Requirements and the Custodial Documents relating to the giving of all notices or other communications required to be given by or on behalf of the related Owner to any Mortgage Insurer, title insurer or other insurer or guarantor, as applicable. The Servicer shall maintain all licenses that are material to servicing the Assets pursuant to this Agreement. Where any applicable Requirement or the Custodial Documents require any notice or other communication to be given to an Obligor, the Servicer shall, in the absence of instructions to the contrary from the related Owner, give such notice or other communication to the Obligor.

                  (d) In accordance with the Acceptable Servicing Practices, the Servicer shall advance the payment of property taxes and other similar payments that are not timely paid by an Obligor on the date when such tax or other cost for which such payment is intended is due, in each instance if and to the extent amounts deposited into any related Escrow Account are insufficient to pay such item when due and the related Obligor has failed to pay such item on a timely basis, but the Servicer shall be required to so advance only to the extent that such Servicing Advances would not be deemed to be a Non-Recoverable Advance. If there is no Escrow Account, the Servicer will be required to advance such amounts necessary to protect the related Owner's interest in such Mortgaged Property in accordance with Acceptable Servicing Practices. The Servicer also will be required to make Servicing Advances necessary to protect the related Owner's interest in any REO Property in accordance with Acceptable Servicing Practices. All such Servicing Advances shall be reimbursable to the Servicer as provided in Section
         6.02. Notwithstanding any provision in this Agreement to the contrary, the Servicer shall not be required to make any Servicing Advance that it deems to be a Non-Recoverable Advance.

                  (e) The Servicer shall, as a Property Protection Expense if not paid by an Obligor, (i) enforce the Obligor's obligations under the Custodial Documents to cause each Property to be insured against risks, hazards and liabilities as required by all applicable Requirements and the Custodial Documents, in an amount at least equal to the unpaid principal balance of the Asset, and (ii) cause each real estate owned Property to be insured against risks, hazards and liabilities, in an amount which is at least equal to the lesser of (A) the full replacement value of the improvements which are a part of such real estate owned Property, and (B) the outstanding principal balance of the related Asset at the time it became real estate owned Property; such insurance shall be obtained from a financially sound and reputable insurance carrier. The Servicer shall retain copies of all Hazard Insurance policies or certificates of insurance representing such coverage. The Servicer shall comply with all of the terms of Mortgage Insurance and guarantees

Servicing Agreement                                                      Page 15
         relating to any Asset and shall use its best efforts to maintain such Mortgage Insurance and guarantees in full force and effect provided that the Servicer has actual knowledge of such insurance or guaranty. In the event of an insured loss with respect to any Property, unless the Servicer has actual knowledge that the Obligor has filed such a claim with respect to a Property, the Servicer shall promptly file or cause to be filed a claim on the Hazard Insurance. In the case of a Property, the Servicer shall apply or disburse all insurance proceeds in accordance with the terms and provisions of the Custodial Documents and all Requirements, and, in the case of a real estate owned Property, the Servicer shall apply or disburse all insurance proceeds in accordance with the instructions of the related Owner, in each case net of any amounts due to the Servicer as otherwise provided herein. The Servicer shall be responsible for submitting a claim under any Mortgage Insurance or other guaranty or insurance on a timely basis provided that the Servicer has actual knowledge of such insurance or guaranty. Except as otherwise prescribed by Accepted Servicing Practices with respect to any Assets which are not first liens on the related Properties, the Servicer shall, as a Property Protection Expense and where the Obligor fails or refuses to maintain insurance on the Property in accordance with the applicable Custodial Documents (or to pay escrows sufficient therefor, as the case may be), subject the Properties to the coverage of its "force-placed" hazard insurance policy with such deductible as the Servicer maintains for similar properties serviced for itself and for others by the Servicer. The amount of any premiums to the Servicer resulting from obtaining such coverage shall be treated as a Property Protection Expense hereunder. The related Owner shall be solely responsible for the amount of the deductible in the event of any loss and the Servicer shall have no liability to such Owner therefor; provided however that the Servicer will take all reasonable action in accordance with Accepted Servicing Practices to collect such amounts from the Obligor.

                  Subject to the preceding paragraph, the Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall provide Metropolitan, on behalf of the Owners, with a copy of such bond or insurance policy on or prior to the Closing Date and shall provide Metropolitan in the future within a reasonable time of receipt thereof with copies of any material endorsements to any such policy or bond or new or replacement polices or bonds.

                  If life-of-loan flood zone determination tracking currently exists and has been transferred to the Servicer with respect to a Mortgage Loan, the Servicer shall ensure that Flood Insurance is maintained on the related Property that are identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and the flood insurance described below has been made available). Any such Flood


Servicing Agreement                                                      Page 16

         Insurance shall meet the current guidelines of the Federal Insurance Administration and shall be with a generally acceptable insurance carrier. If life-of loan flood zone determination tracking has not been transferred to the Servicer with respect to a Mortgage Loan, the Servicer shall not have an obligation to track or maintain flood insurance with respect to the related Property.

                  The amount of the Flood Insurance Policy shall equal not less than the least of (i) the lesser of (a) the unpaid principal balance of the Asset, plus accrued interest and the aggregate of all Servicing Advances, and (b) the full insurable value of the Property, but in each case not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or loss payee, and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973.

                  (f) The Servicer shall prepare promptly each report required by all applicable Requirements including reports to be delivered to all governmental agencies having jurisdiction over the servicing of the Assets and the Escrow Accounts, shall execute such reports or, if the related Owner must execute such reports, shall deliver such reports to such Owner for execution prior to the date on which such reports are due and shall file such reports with the appropriate Persons. The Servicer shall timely prepare and deliver to the appropriate Persons such Internal Revenue Service forms as is required to service the Assets in accordance with the Accepted Servicing Standards, including but not limited to 1098 int, 1098 misc, 1099, 1099A and 1099C (or any similar replacement, amended or updated Internal Revenue Service forms) that are required with respect to any Asset for the time period such Asset has been serviced by the Servicer. The related Owner shall be solely responsible for filing any other forms including, without limitation and to the extent applicable, forms 1041 and K-1 or any similar replacement, amended or updated Internal Revenue Service forms. The reports to be provided under this subsection shall cover the period through the end of the month following the termination of this Agreement or, in the case of reports to be sent to the Internal Revenue Service, the end of the calendar year following termination of the Agreement. The Servicer shall promptly prepare all reports or other information required to respond to any inquiry from or give any necessary instructions to any Mortgage Insurer, provider of Hazard Insurance or other insurer or guarantor, taxing authority, tax servicer, Association or the Obligor.

                  (g) The Servicer shall maintain such computer systems (hardware and software), experienced staff and facilities as is necessary to service the Assets hereunder.

                  (h) The Servicer shall hold and be responsible for responding promptly and accurately to all reasonable requests from the related Owner, the Obligor or other Persons for information relating to an Asset or to the Obligor that the Servicer is required or permitted to disclose to such Person, upon compliance by such Person of any conditions to the release of such information.

                  (i) Following a payment in full of any Mortgage Loan, the Servicer shall prepare and cause to be recorded the related instrument of satisfaction or deed of reconveyance.


Servicing Agreement                                                      Page 17

         SECTION 2.4. COLLECTION AND RESOLUTION ACTIVITIES. The Servicer shall be responsible until the date an Asset ceases to be subject to this Agreement, for using measures consistent with the Contract Requirements, the Requirements, and the Accepted Servicing Practices to attempt to collect delinquent payments on such Asset.

         SECTION 2.5. SERVICING COMPENSATION.

         The Servicer shall be entitled each month to the Servicing Fee. The Servicing Fee shall be prorated for any period of less than a full calendar month (not including Assets that pay off or are liquidated during any calendar month). In addition, the Servicer shall be entitled to retain all Ancillary Income. The Servicer shall not be obligated to deposit any Ancillary Income into the Collection Account. In the event that the Servicer deposits into the Collection Account any Ancillary Income, the Servicer may withdraw such amount at any time from the Collection Account, any provision herein to the contrary notwithstanding.

         SECTION 2.6. ADDITIONAL SERVICING PROVISIONS RELATING TO LAND SALE CONTRACTS.

         If an Obligor elects to convert a Land Sale Contract to a mortgage or deed of trust and mortgage note, the Servicer shall, (a) if the terms of the Land Sale Contract provide for such conversion or if local law requires such conversion or (b) if the conditions set forth in the succeeding paragraph are met, prepare a special warranty deed, mortgage note and mortgage or deed of trust, in each case containing the same basic terms as the Land Sale Contract to be converted and in recordable form in the appropriate jurisdiction and complying with any terms specified in the Land Sale Contract, along with a mortgage note. If an Obligor under a Land Sale Contract that does not specifically provide for conversion requests that such Land Sale Contract be converted to a mortgage or deed of trust, the Servicer shall convert such Land Sale Contract if the following conditions are met:

                           (i) the Servicer or its agent shall have checked the applicable title records and shall have determined that, after conversion of the Land Sale Contract and recordation of the resulting mortgage or deed of trust, such mortgage or deed of trust will evidence a first priority perfected security interest on the Mortgaged Property; and

                           (ii) the Servicer shall have determined, in its sole discretion and pursuant to any means it deems appropriate, that it will be able to collect all expenses and any processing fees relating to the conversion of the Land Sale Contract from the Obligor.

         Prior to the execution of the mortgage note, mortgage or deed of trust, Owner shall confirm that the Obligor, the amount of the debt secured by the mortgage or deed of trust, the interest rate on the mortgage note, the schedule of payments and the maturity date of the mortgage note are identical to the corresponding terms of the related Land Sale Contract at the time of conversion.


Servicing Agreement                                                      Page 18

                                   ARTICLE III
                           DEFAULT MANAGEMENT SERVICES


         SECTION 3.1. DEFAULT MANAGEMENT RESPONSIBILITIES. Without limiting the generality of Section 2.3, the Servicer is hereby authorized and empowered by each Owner to take the following actions, without limitation: (i) prepare, execute and deliver, on behalf of an Owner at its expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Property and related collateral; and, at the Servicer's expense, modifications, waivers (including, without limitation, waivers of any late payment charge in connection with any delinquent payment on an Asset), consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related Servicing File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other Custodial Documents (including, without limitation, suits for collection of monthly rental income under assignments of rents and suits for enforcement of collateral contract obligations), actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud, misapplication of rents and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of an Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action. The Servicer shall notify the related Owner regarding any Asset that is proceeding through foreclosure/forfeiture without modification, and the Owner shall have the option to attempt an Asset modification with the related Obligor to the extent permitted by law. All such fees generated in respect of a modification undertaken by the related Owner shall be remitted by the Servicer to such Owner unless the Servicer has provided services in connection therewith, in which case the related Owner and the Servicer shall cooperate in determining the appropriate allocation of such fees. The Servicer and the Owners agree to cooperate in good faith to effect any Asset modifications desired to be entered into pursuant to this Agreement.

                  SECTION 3.2. FORECLOSURE. If the Servicer reasonably determines that foreclosure or forfeiture is appropriate with respect to an Asset (including if it determines that foreclosure/forfeiture is appropriate in conjunction with or as an alternative to collection efforts and default management services hereunder), the Servicer shall retain an attorney and supervise the conduct of the foreclosure/forfeiture proceeding, provided, however, that the Servicer shall use its best efforts to notify and consult with the related Owner in the event that the related Obligor has asserted legal defenses based on the enforceability of the related Loan documents and, at such Owner's option, the Owner may direct such foreclosure action in those cases where such defenses are raised. If the Property is acquired in the foreclosure/forfeiture proceeding, the Servicer may acquire the Property in the name of the related Owner or its designee, and the Servicer shall commence providing property management and disposition services as provided in Section
4.1. Notwithstanding anything to the contrary contained herein, in the event the Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, the Servicer shall notify the related Owner in writing within


Servicing Agreement                                                      Page 19
three (3) Business Days of the Servicer's discovery of the existence of the Environmental Problem Property, describe such problem, make a recommendation to such Owner regarding handling the Property and carry out the recommendation unless otherwise directed by such Owner in writing within five (5) Business Days after such Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. In no event will the Servicer be required to acquire record title to an Environmental Problem Property. If the Servicer elects to proceed with a foreclosure/forfeiture in accordance with the laws of the state where the Property is located, the Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after such foreclosure or if the Servicer determines in its reasonable judgment that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment. The Servicer and Owners agree to cooperate in good faith to effectuate the intent of this Section.

                  SECTION 3.3. DEED IN LIEU. If the Servicer pursues a deed in lieu of foreclosure pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.1 above, the Servicer will retain counsel to prepare appropriate documentation, execute and deliver such documentation on behalf of the related Owner and may enter into an agreement with Obligor regarding payment of any deficiency. The actions described herein shall be taken by the Servicer in accordance with Accepted Servicing Practices or otherwise with the consent of the related Owner. Title to such Property may be taken in the name of the related Owner or its designee. Notwithstanding anything to the contrary contained herein, in connection with a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, the Servicer shall notify the related Owner in writing within three (3) Business Days of the Servicer's discovery thereof of the existence of the Environmental Problem Property, describe such problem, make a recommendation to such Owner regarding handling the Property and carry out the recommendation unless otherwise directed by such Owner in writing within five (5) Business Days after such Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. In no event will the Servicer be required to acquire record title to an Environmental Problem Property. The Servicer will provide the services described in Section 4.1 with respect to each Property for which a deed in lieu of foreclosure is received by the Servicer.

                  SECTION 3.4. BANKRUPTCY OF OBLIGOR. If the Servicer has actual knowledge that an Obligor is the subject of a proceeding under the Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property, the Servicer shall retain an attorney to pursue claims to payment on the Asset and, if applicable, foreclosure or begin a forfeiture action on the Property, provided, however, that the Servicer shall use its best efforts to notify and consult with the related Owner in the event that the related Obligor has asserted legal defenses based on the enforceability of the related Loan documents and, at such Owner's option, the Owner may direct such bankruptcy proceeding and related actions in those cases where such defenses are raised. If the Property is acquired in an insolvency proceeding, it shall be acquired in the name of the related Owner or its designee. Within three (3) Business Days of the Servicer's obtaining actual knowledge thereof, the Servicer shall notify such Owner regarding any Asset the Obligor in respect of which is the subject of a

Servicing Agreement                                                      Page 20
proceeding under the Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property. The Servicer and Owners agree to cooperate in good faith to effectuate the intent of this Section.

                                   ARTICLE IV
                  PROPERTY MANAGEMENT AND DISPOSITION SERVICES


         SECTION 4.1. PROPERTY MANAGEMENT AND DISPOSITION RESPONSIBILITIES. With respect to each Property that is acquired for the benefit of the related Owner, the Servicer shall, in accordance with Accepted Servicing Practices, provide property management and disposition services with respect to such Property, including analysis of sale and leasing potential of such Property, leasing and collection of rents, property management (including maintenance and repairs to such Property to render it leasable or salable), Escrow Account administration for payment of Escrow Payments and property sales, provided, however, that in the event the Property Improvement Expenses to be incurred with respect to any individual Property will equal or exceed $10,000, the Servicer shall notify the related Owner and such Owner will review and approve or reject all or part of such expenditure within five (5) Business Days of such notice by the Servicer. An Owner may, in its discretion, participate in the marketing and sales process in respect of any Property acquired on such Owner's behalf, and such Owner may make the determination as to sales price and marketing method and the selection of third-party vendors; provided, that the Servicer shall have no responsibility or liability with respect to such determination and any third-party vendor selected by an Owner in respect of a Property acquired on such Owner's behalf may be terminated by the Servicer for cause. Furthermore, an Owner may offer financing to a purchaser of REO Property. Any fees charged by an Owner in connection with the marketing of any REO Property will be remitted to such Owner by the Servicer from the related sales proceeds to the extent received by the Servicer. The Servicer and Owners agree to cooperate in good faith to effectuate the intent of this Section.

         SECTION 4.2. ENVIRONMENTAL PROBLEMS. If the Servicer hereafter becomes aware that a Property is an Environmental Problem Property, the Servicer will notify the related Owner in writing within three (3) Business Days of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the related Owner relating to the proposed action regarding the Environmental Problem Property and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by such Owner in writing within five
(5) Business Days after such Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. If the Servicer has reason to believe that a Property is an Environmental Problem Property (e.g., the Servicer obtains a broker's price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the related Owner.


Servicing Agreement                                                      Page 21

                                    ARTICLE V
                              STANDARDS FOR CONDUCT


         SECTION 5.1. STANDARDS OF CARE AND DELEGATION OF DUTIES.

                  (a) The obligation of the Servicer to perform its duties under this Agreement, including any duty to obtain or verify information, will be satisfied so long as the Servicer acts in a manner consistent with Accepted Servicing Practices. The Servicer shall not be responsible for the form, substance, validity, perfection, priority, effectiveness or enforceability of any documents in the Servicing File on the applicable Transfer Date or on the date that it obtains such documents from the Current Servicer. The Servicer shall notify the Owner in writing within three (3) Business Days of the Servicer's discovery thereof of a claim against the substance, validity, perfection, priority, effectiveness or enforceability of any documents in the Servicing File or Custodial File.

                  (b) In the performance of its duties and obligations under this Agreement, the Servicer may act directly or through agents, subservicers, independent counsel, accountants and other independent professional Persons, or it may delegate the performance of functions and consult with agents, independent counsel and other independent Persons; provided, however, that no such delegation shall relieve the Servicer from any of its obligations hereunder and any subservicing arrangement shall require the prior consent of the related Owner. Additionally, in the event that the Servicer believes that it is unable to comply with the requirements of Section 5.1(a) with respect to any particular Asset as a result of the Servicer's relationship with an Obligor or some other reason which would cause the Servicer to be in violation of Accepted Servicing Practices, it may enter into a subservicing agreement whereby a subservicer shall perform the Servicer's duties with respect to such Asset. In such event, so long as such subservicer performs such duties on behalf of the Servicer, in accordance with the other terms and provisions of this Agreement, then the Servicer shall be deemed to be in compliance therewith.

                  (c) the Servicer shall be entitled to rely upon any notice, document, correspondence, request, directives or other communication received by it from an Owner that the Servicer believes to be genuine and to have been signed or presented by an authorized officer or representative of an Owner, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting any notice, document, correspondence, request, directive or other communication or as to the truthfulness of any statements therein.


Servicing Agreement                                                      Page 22

         SECTION 5.2. TRANSACTIONS WITH RELATED PERSONS. In carrying out its obligations and duties under this Agreement, the Servicer may contract with its affiliates, provided that all Persons with whom the Servicer may contract, enter into arrangements with or otherwise deal with, shall be engaged on a commercially reasonable arm's-length basis and at competitive rates of compensation. Nothing contained in this Agreement will prevent the Servicer or its affiliates from engaging in other businesses or from acting in a similar capacity for any other Person even though such Person may engage in business activities similar to those of an Owner or its affiliates.

         SECTION 5.3. ACCESS TO RECORDS.

                  (a) To the extent required by this Agreement, the Servicer will establish and maintain a system of (i) records of operational information relating to the collection of Assets, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale or other disposition of Assets and Properties and (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Assets and the Properties. Information may be maintained on a computer or electronic system. The Servicer shall maintain a disaster recovery system with respect to such information.

                  (b) If an Owner provides reasonable prior written notice, such Owner and its respective accountants, regulators, attorneys, agents or designees may, subject to the confidentiality provisions of Section 8.3(d), examine the Servicer's books and records relating to the Assets during normal business hours of the Servicer. Any expenses incurred by any parties conducting such examination shall not be the responsibility of the Servicer. In addition, the Servicer shall provide to an Owner any other information, related to the Assets reasonably requested by such Owner in a format reasonably requested by such Owner, provided, however, that such information and format are readily accessible and available to the Servicer at no added cost to the Servicer. The Servicer agrees to reasonably cooperate with any requested audits of the servicing of the Assets by the Owners or their respective insurance or other regulators, provided, however, that the Servicer shall be compensated for any extraordinary time or document production demands placed on the Servicer in connection with such audits. The Servicer shall make available to Metropolitan, on behalf of all the Owners, on-line access to the Servicer's servicing system with respect to the Assets and, when available, on-line images of the Servicing Documents contained in the Servicing Files, in each case as further provided in
         Section 7.04 of the Servicing Rights Purchase Agreement.

                  (c) Upon the written request by an Owner, the Servicer shall deliver to such Owner for a period of not more than ten (10) Business Days the Servicing File for any Asset.

         SECTION 5.4. ANNUAL AUDIT. On or before April 30 of each year, beginning with April 30, 2002, the Servicer shall furnish a statement to Metropolitan, on behalf of the Owners, prepared by a firm of independent public accountants (who may also render other services to the Servicer), which is a member of the American Institute of Certified Public Accountants, to the


Servicing Agreement                                                      Page 23
effect that such firm has examined certain documents and records for the preceding calendar year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

                                   ARTICLE VI
                        REMITTANCES AND REPORTS TO OWNER


         SECTION 6.1. SERVICING ADVANCES. The Servicer shall make Servicing Advances with respect to the Assets in accordance with this Agreement and Accepted Servicing Practices; provided, however, that the Servicer shall not be obligated to make any such Servicing Advance if the Servicer determines in its reasonable judgment that such advance will be a Non-Recoverable Advance. Any advances made towards Escrow Payments, Property Protection Expenses and/or Property Improvement Expenses shall be deemed to be Servicing Advances. The Servicer shall be entitled to reimbursement of all Servicing Advances made pursuant to this Agreement pursuant to Section 6.2. To the extent that the Servicer has previously withdrawn funds from the Collection Account to pay for third party costs relating to any Servicing Advances and the Servicer thereafter recovers cash from the Obligor or any other Persons for such amounts, the Servicer shall deposit such recovered cash into the Collection Account. The Servicer shall use reasonable efforts to seek reimbursement from Obligors for Servicing Advances made with respect to the related Assets to the extent permitted under the related Contract Requirements and the Requirements.

         SECTION 6.2. REMITTANCES AND MONTHLY REPORT. On each Distribution Date, the Servicer shall submit to Metropolitan, on behalf of each Owner, a Monthly Report for each Owner in electronic format substantially in the form hereafter mutually agreed upon by the Owners and the Servicer), which report will include the following, without limitation: (i) all collections of interest and principal (from whatever source) and Prepayment Penalties on the Assets related to such Owner and all collections in respect of the related REO Properties (including sale proceeds and rental payments), if any, during the related Collection Period, (ii) a detailed description of Servicing Fees and Ancillary Fees with respect to the related Assets, (iii) a detailed description of all Servicing Advances with respect to the related Assets incurred during the related Collection Period, (iv) a detailed description of amounts received from Obligors or other Persons in payment of Servicing Advances previously made with respect to the related Assets, (v) all distributions from the Collection Account with respect to the related Assets since the preceding Distribution Date with respect to each Owner, (vi) those Assets with respect to such Owner that are in foreclosure/forfeiture or subject to bankruptcy proceedings and the relevant status date relating to each, (vii) the delinquency status of the Assets related to such Owner, and (viii) those Assets for which an assumption has been processed during the related Collection Period. On each Distribution Date, the Servicer shall withdraw the Monthly



Servicing Agreement                                                      Page 24

Collection Amount with respect to each Owner from the Collection Account and distribute the amount withdrawn in the following priority:

                  (a) to pay itself the applicable Servicing Fee with respect to the Assets relating to such Owner earned during the related Collection Period and to pay itself all Ancillary Income with respect to such Assets earned during the related Collection Period (to the extent deposited into the Collection Account);

                  (b) to reimburse itself for Servicing Fees and Ancillary Income with respect to the Assets relating to such Owner earned during Collection Periods prior to the related Collection Period, to the extent not previously paid or reimbursed;

                  (c) to reimburse itself for unreimbursed Servicing Advances made with respect to the Assets relating to such Owner during the related Collection Period or prior Collection Periods to the extent received from the related Obligor or other Persons or from Liquidation Proceeds or proceeds from Mortgage Insurance for the related Asset for which such Servicing Advance was made;

                  (d) to reimburse itself for any Servicing Advances that are Non-Recoverable Advances to the extent amounts specified in clause (c) are insufficient to reimburse the Servicer for such Servicing Advances;

                  (e) to reimburse the Servicer for any expenses incurred by and reimbursable to the Servicer pursuant to this Agreement, but not including expenses incurred pursuant to Section 8.3; and

                  (f) to each Owner, the amount remaining from the Monthly Collection Amount relating to such Owner after applying amounts pursuant to clauses (a) through (e) above.

         Notwithstanding any provision in this Agreement to the contrary, the Servicer shall remit the proceeds from any loan liquidations or prepayments in full (net of Servicing Fees and other amounts due the Servicer with respect to the related Asset) to Metropolitan, on behalf of the related Owner, within five
(5) Business Days of receipt by the Servicer.

         Amounts payable to the Owners pursuant to this Section 6.2 shall be paid by wire transfer in immediately available funds (by 3:00 p.m., eastern time on the day of transfer) to a single account designated by Metropolitan, on behalf of the Owners.

         Notwithstanding any provision in this Agreement to the contrary, Servicing Fees and Ancillary Income received by the Servicer need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer. In addition, prior to remitting amounts to the Collection Account the Servicer may reimburse itself for Servicing Advances made with respect to a particular Asset to the extent received from the related Obligor or other Persons or from Liquidation Proceeds or proceeds from Mortgage Insurance for the related Asset. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein,



Servicing Agreement                                                      Page 25
it may at any time withdraw such amount from the Collection Account, any provision to the contrary notwithstanding.

         SECTION 6.3. REMITTANCE UPON TERMINATION.

         Upon the termination of this Agreement, the Servicer shall withdraw all funds from the Collection Account and shall distribute such funds in the following priority:

                  (a) from amounts in the Collection Account received with respect to the Assets relating to each Owner, to reimburse itself for all unpaid Servicing Fees, Servicing Advances and Ancillary Income with respect to such Assets; and

                  (b) to each Owner the remaining amount in the Collection Account received with respect to the Assets relating to such Owner after applying amounts pursuant to clause (a) above.

Amounts payable to the Owners shall be paid by wire transfer in immediately available funds (by 3:00 p.m., eastern time on the day of transfer) to a single account designated by Metropolitan, on behalf of the Owners.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES


         SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Owners as of the Closing Date and the Transfer Date:

                  (a) Organization and Good Standing; Licensing. The Servicer is a federal savings association duly organized, validly existing and in good standing under the laws of the United States of America and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing and is duly licensed in each jurisdiction in which the character of the business transacted by it or properties owned, or leased or serviced by it requires such qualification or licensing (except where there is an appropriate statutory exemption applicable to the Servicer or the failure so to qualify would not have a material adverse effect on the business, properties, assets or financial condition of the Servicer or any Owner).

                  (b) Authorization: Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement, including all instruments of transfer to be delivered pursuant to this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.



Servicing Agreement                                                      Page 26

                  (c) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Servicer to perform its obligation hereunder.

                  (d) No Violations. The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer, except for violations that will not adversely affect the Servicer's ability to perform its obligations hereunder, or the charter or by-laws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, which if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement.

                  (f) FNMA or FHLMC Approved. The Servicer is an approved seller/servicer for FNMA or FHLMC in good standing. No event has occurred that would make the Servicer unable to comply with FNMA or FHLMC eligibility requirements, would require notification to FNMA or FHLMC, or, with notification to FNMA or FHLMC, would result in a breach of the representation made in the preceding sentence.

         SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF THE OWNERS. Each Owner, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Servicer as of the Closing Date and the Transfer Date, provided, however, that no Owner makes any such representation or warranty with respect to any other Owner or any other Owner's related Assets:

                  (a) Organization and Good Standing; Licensing. Each Owner is a corporation or insurance corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization and has the power and authority to own its assets and to transact the business in which it is currently engaged. Each Owner is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification (except where there is an appropriate statutory exemption applicable to an Owner or the failure so to qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of such Owner or the Servicer).

                  (b) Authorization: Binding Obligations. Each Owner has the power and authority to make, execute, deliver and perform this Agreement (including all


Servicing Agreement                                                      Page 27
         instruments of transfer to be delivered pursuant to this Agreement) and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. No Owner is required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made.

                  (d) No Violations. The execution, delivery and performance of this Agreement by each Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to such Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which such Owner is a party or by which such Owner may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of any Owner threatened, against such Owner or any of its properties or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

                  (f) Compliance with Laws. Each Asset has been originated and serviced in compliance with all applicable federal, state and local laws and regulations and consistent with the requirements of the Assets.

                                  ARTICLE VIII
                                 INDEMNIFICATION


         SECTION 8.1. LIABILITIES TO OBLIGORS. No liability to any Obligor under any of the Assets arising out of any act or omission to act of any servicer, subservicer, owner, holder or originator of the Assets prior to the applicable Transfer Date is assumed by the Servicer under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Servicer expressly disclaims such assumption.

         SECTION 8.2. SERVICER'S INDEMNITY OF THE OWNER. (a) The Servicer shall defend and indemnify each Owner against any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred (excluding, however, punitive damages, exemplary


Servicing Agreement                                                      Page 28
damages and loss of profit damages) by such Owner (each, a "Liability") arising out of or resulting from third party claims or actions that were caused directly by or directly resulted from a breach of any of the Servicer's representations and warranties contained in this Agreement or the failure of the Servicer to perform its duties in accordance with the terms of this Agreement. The Servicer shall not be liable to any Owner, however, with respect to action taken, or for refraining from taking any action, with respect to any Asset at or in conformity with the direction of an Owner, or for any Liability caused by or resulting from a delay occasioned by an Owner's objection to a proposal by the Servicer hereunder, or for any Liability caused by or resulting from an Owner's breach of a representation or warranty herein or for any Liability incurred by reason of an Owner's willful misfeasance, bad faith or negligence in acting or refraining from acting or any failure of performance or as a result of a breach of any representations, warranties or covenants made by an Owner hereunder. In any event, the Servicer shall not have any liability or obligations for any actions of any prior servicer, subservicer, originator, holder or owner, or any successor servicer (other than the Servicer), of the Assets.

         (b) It is understood and agreed that during the term of this Agreement the Servicer and its agents may have access to certain of each Owner's confidential and proprietary information including, without limitation, each Owner's acquisition methods and underwriting standards and procedures, and other proprietary systems and procedures (the "Confidential Information"). The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by the Servicer or its representatives. The Servicer shall keep confidential and shall not divulge to any party other than an officer or employee or its agents of the Servicer who has a need to know, without any Owner's prior written consent, any Confidential Information. In the event that the Servicer is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that the Servicer will provide an Owner with prompt notice of such request(s) so that such Owner may seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in such Owner's sole and absolute discretion. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Servicer is, in the opinion of its counsel, compelled to disclose Confidential Information, the Servicer may disclose that portion of the Confidential Information, which counsel advises that the Servicer is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information which is being disclosed. The Servicer acknowledges that an Owner will incur irreparable damage if the Servicer should breach the terms and provisions of this subsection. Accordingly, if the Servicer or the Servicer's directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection, such Owner shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefor).


Servicing Agreement                                                      Page 29

         SECTION 8.3. OWNERS' INDEMNITY OF THE SERVICER; LIMITATION ON LIABILITY OF THE SERVICER.

                  (a) Each Owner shall defend and indemnify the Servicer against any Liability arising from (i) third party claims or actions that were caused by or resulted from (A) any actions or omissions in respect of any Asset of any Owner or any prior servicer, subservicer, owner or originator of an Asset and/or (B) taking any action, or refraining from taking any action, with respect to any Asset at or in conformity with this Agreement or the direction of an Owner, and/or (ii) any Environmental Liability (as defined in Section 8.3(c) below), (iii) any breach by an Owner or an Owner's directors, officers, employees, agents, invitees or representatives of an Owner's obligations under
         Section 8.3(d) below, and (iv) any Liability relating to the failure or refusal of an Owner or any trustee or custodian in possession of original Custodial Documents to timely provide to the Servicer the originals of any Custodial Documents in order to allow the Servicer sufficient time to timely process satisfactions, payoffs and releases.

                  (b) Neither the Servicer nor any directors, officers, employees or agents of the Servicer shall be liable to an Owner for any action taken or for refraining from taking any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability directly and solely caused by the Servicer that would otherwise be imposed by reason of the Servicer's negligence, willful misfeasance or bad faith in the performance of or failure to perform duties hereunder. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted to the Servicer respecting any matters arising hereunder and shall not be liable for taking any action or refraining from taking any action in good faith reliance thereon, pursuant to this Agreement.

                  (c) The term "Environmental Liability" shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by the Servicer arising out of or resulting from the introduction of such materials on any Property before and/or after the date hereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for


Servicing Agreement                                                      Page 30

         Environmental Liability shall not be effective with respect to any liability directly and solely caused by the Servicer that would otherwise be imposed by reason of the Servicer's gross negligence, willful misfeasance or bad faith in the performance of or failure to perform duties hereunder.

                  (d) It is understood and agreed that during the term of this Agreement the Owners and their agents may have access to certain of the Servicer's confidential and proprietary information including, without limitation, the Servicer's computer systems and models, secure web site, investor reporting systems, default management systems and procedures, and other proprietary systems and procedures (the "Confidential Information"). The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by an Owner or its representatives, but shall be deemed not to include the Servicing Fee contained herein (to the extent required to be reflected in an Owner's financial statements) or any document that any Owner must file with securities regulators, but shall include any and all passwords or identification codes, access codes, modem dial-up numbers and similar items. The Owners shall keep confidential and shall not divulge to any party other than an officer, employee or agent of the Owners who has a need to know, without the Servicer's prior written consent, any Confidential Information. In the event that any Owner is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that such Owner will provide the Servicer with prompt notice of such request(s) so that the Servicer may seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in the Servicer's sole and absolute discretion. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Owner is, in the opinion of its counsel, compelled to disclose Confidential Information, the Owner may disclose that portion of the Confidential Information, which counsel advises that the Owner is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information which is being disclosed. Each Owner acknowledges that the Servicer will incur irreparable damage if any Owner should breach the terms and provisions of this subsection. Accordingly, if an Owner or an Owner's directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection, the Servicer shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefor).

         SECTION 8.4. INDEMNIFICATION PROCEDURES. If, for so long as this Agreement is in effect, a party entitled to indemnification hereunder ("Indemnified Party") has actual notice or knowledge of any claim or loss for which indemnification by an indemnifying party hereunder ("Indemnifying Party") is asserted, the Indemnified Party shall give to the Indemnifying Party written notice within such time as is reasonable under the circumstances, describing such claim or loss in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to losses the amount or extent of which is not yet known or certain, the



Servicing Agreement                                                      Page 31
notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the losses.

                  (a) In the case of actual notice of indemnification hereunder involving any litigation, arbitration, legal or regulatory proceeding, the Indemnifying Party shall have responsibility to, and shall employ counsel reasonably acceptable to the Indemnified Party, and shall assume all expense with respect to, the defense or settlement of such claim; provided however, that:

                           (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

                           (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, (1) injunctive or other relief (excepting the payment of money damages) would be imposed against any Indemnified Party which could materially interfere with the business, operations, assets, conditions (financial or otherwise) or prospects of the Indemnified Party, or
                                    (2) the settlement of cessation shall result in an indemnification obligation of the Indemnifying Party that, in the reasonable judgment of the Indemnified Party, cannot be fulfilled by the Indemnifying Party in accordance with the terms of this Agreement. If the Indemnifying Party does not provide to the Indemnified Party, within fifteen
                                    (15) days after receipt of a notice of
                                    indemnification, a written acknowledgment that the Indemnifying Party shall assume responsibility for the defense or settlement of such claim as provided in this Section 8.4, the Indemnified Party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with this Agreement.

Servicing Agreement                                                      Page 32

         SECTION 8.5. OPERATION OF INDEMNITIES. If any Person has made any indemnity payments to any other Person pursuant to this Article VIII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon. The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Asset, or the transfer or assignment by an Owner to another Person of any Asset or any interest in any Asset.

                                   ARTICLE IX
                                     DEFAULT


         SECTION 9.1. EVENTS OF DEFAULT. The following shall constitute "Servicer Events of Default" hereunder by the Servicer:

                  (a) any failure by the Servicer to make any deposit or payment, or to remit any payment (including a Servicing Advance required to be made pursuant to this Agreement), required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by an Owner; or

                  (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the representations, warranties, covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by an Owner; or

                  (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (d) the Servicer shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the property of the Servicer; or

                  (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

                  (f) the Servicer assigns or attempts to assign its rights to the servicing compensation hereunder or attempts to assign this Agreement or the servicing


Servicing Agreement                                                      Page 33
         responsibilities hereunder without the consent of the Owners except as otherwise expressly permitted by the other terms and provisions of this Agreement.

         SECTION 9.2. EFFECT OF TRANSFER. After the effective date of the termination of servicing duties pursuant to Section 10.1, the Servicer shall have no further obligations hereunder other than under Article VIII or Article X.

                                    ARTICLE X
                                      TERM


         SECTION 10.1. TERM OF AGREEMENT.

                  (a) This Agreement shall terminate upon the distribution of the final payment of Liquidation Proceeds on the last Asset subject to this Agreement.

                  (b) If the Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, the Owners may terminate this Agreement by written notice to the Servicer, specifying the effective date of such termination and instructions with respect to the Servicing Files and Custodial Files. The Servicer shall do all things necessary or appropriate to effect the purposes of such termination and the transfer of servicing, including payment of all of its costs and expenses related to the transfer of servicing. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement with respect to the Assets shall terminate effective as of the date specified in such written notice. If the Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, the non-breaching party may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance.

                  (c) This Agreement also may be terminated with respect to one or more Assets in connection with the sale of the related Servicing Rights pursuant to the terms of the Agreement to Sell Servicing Rights. Otherwise, this Agreement may not be terminated without cause by the Owners.

         SECTION 10.2. TRANSFERS OF SERVICING. Except as provided in this Agreement, the Servicing Rights Purchase Agreement or the Agreement to Sell Servicing Rights, the Servicer shall not pledge or assign this Agreement or its rights to the Servicing Fee or transfer the servicing hereunder or delegate its rights or duties hereunder without the prior written approval of each Owner.

         SECTION 10.3. SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties imposed on the Servicer by this Agreement, except (i) by mutual consent of the Servicer and each Owner, (ii) upon a material breach of an Owner's obligations hereunder or under the Servicing Rights Purchase Agreement, (iii) upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity


Servicing Agreement                                                      Page 34
cannot be cured by the Servicer or (iv) as a result of the transfer of Servicing Rights pursuant to the Agreement to Sell Servicing Rights. Any determination under clause (iii) above shall be evidenced by an opinion of counsel to such effect delivered to each Owner in form and substance reasonably acceptable to the Owners. No resignation shall become effective until the Owners or their designee shall have assumed the Servicer's responsibilities and obligations hereunder.

         SECTION 10.4. SUCCESSOR SERVICER. If any successor servicer succeeds to the obligations of the Servicer after a termination pursuant to Sections 10.1 or
10.3 above, the successor servicer, to the extent necessary to permit the successor servicer to carry out the provisions of the terms hereof and without act or deed on the part of the successor servicer, shall succeed to all of the rights and obligations of the Servicer under any servicing agreement entered into pursuant to Section 5.1(b). In such event, the successor servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to such servicing agreement to the same extent as if such servicing agreement had been assigned to the successor servicer, except that the Servicer, as applicable, shall not have any liability or obligation under such servicing agreement in respect of events that occur after such succession unless so provided in such servicing agreement or unless such events arise out of actions or events that occurred prior to such succession. In the event that the successor servicer assumes the servicing obligations of the Servicer, upon request of the successor servicer, the Servicer, shall at its own expense (if the transfer of servicing is occasioned by a Servicer Event of Default or the resignation of the Servicer pursuant to clause (iii) of Section 10.3) or at the Owners' expense (if the transfer is occasioned by the resignation of the Servicer pursuant to clauses (i) and (ii) of Section 10.3) deliver to the successor servicer (as the case may be) all documents and records relating to this Agreement and the Assets then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any servicing agreement to the successor servicer.

                                   ARTICLE XI
                                  MISCELLANEOUS


         SECTION 11.1. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other party, subject to the provisions of Sections 10.2 and 10.3 hereinabove. This Agreement is not intended to confer on any person other than the parties hereto and their successors and assigns any rights, obligations, remedies or liabilities.

         SECTION 11.2. CHOICE OF LAW. This Agreement is made under and shall be governed by and construed under the laws of the State of New York.

         SECTION 11.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid five (5) Business Days after deposit in the U.S. Mail; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the


Servicing Agreement                                                      Page 35
completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

         if to the Servicer:

                  Ocwen Federal Bank FSB
                  The Forum, Suite 1002
                  1675 Palm Beach Lakes Boulevard
                  West Palm Beach, FL 33401
                  Attention: Secretary
                  Facsimile Number: (561) 682-8177
                  Confirmation Number: (561) 682-8517

                  If to the Owners:
                  [Name of the Owner]
                  c/o Metropolitan Mortgage & Services Co., Inc.
                  601 West First Avenue
                  Spokane, Washington 99201
                  Attention: Legal Department
                  Facsimile Number: (509) 835-2758
                  Confirmation Number: (509) 838-3111

         Any change of address must be in writing.

Servicing Agreement                                                      Page 36

         SECTION 11.4. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements (or contemporaneous oral agreements) of the parties with respect thereto. This Agreement may be amended only in writing signed by each of the parties hereto. Each of the Servicer or the Owners may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No delay, omission or act by a party shall be deemed a waiver of such party's rights, powers or remedies. No course of dealing between the parties hereto shall operate as a waiver of any provision hereof.

         SECTION 11.5. NO JOINT VENTURE; LIMITED AGENCY. The services provided by the Servicer are in each case those of an independent contractor providing a service. Nothing contained in this Agreement: (i) shall constitute the Servicer and the Owners as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on the Servicer or the Owners or (iii) shall, except as otherwise expressly provided in this Agreement as to the Servicer, constitute a general or limited agency or be deemed to confer on it any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         SECTION 11.6. SEVERABILITY; INTERPRETATION. If any provision hereof is invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. The parties hereto acknowledge that no other agreement entered into by the Servicer for the provision of servicing, default management services and property management and disposition services shall be used or referred to in construing the provisions of this Agreement.

         SECTION 11.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 11.8. WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         SECTION 11.9. LIMITATION OF DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.


Servicing Agreement                                                      Page 37

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first written above.


                                       OWNERS:

                                       METWEST MORTGAGE SERVICES, INC.

                                       By: /s/ C. PAUL SANDIFUR, JR.
                                          --------------------------------------
                                       Name:   C. Paul Sandifur, Jr.
                                            ------------------------------------
                                       Title:  President
                                             -----------------------------------


                                       METROPOLITAN MORTGAGE &
                                       SECURITIES CO., INC.

                                      By: /s/ C. PAUL SANDIFUR, JR.
                                         ---------------------------------------
                                      Name:   C. Paul Sandifur, Jr.
                                            ------------------------------------
                                      Title:  President
                                            ------------------------------------

                                      WESTERN UNITED LIFE ASSURANCE
                                      COMPANY

                                      By: /s/ C. PAUL SANDIFUR, JR.
                                         ---------------------------------------
                                      Name:   C. Paul Sandifur, Jr.
                                            ------------------------------------
                                      Title:  Vice President
                                            ------------------------------------

                                      SUMMIT SECURITIES, INC.

                                      By: /s/ TOM TURNER
                                         ---------------------------------------
                                      Name:   Tom Turner
                                            ------------------------------------
                                      Title:  President
                                            ------------------------------------

                                      OLD STANDARD LIFE INSURANCE COMPANY

                                      By: /s/ TOM TURNER
                                         ---------------------------------------
                                      Name:   Tom Turner
                                            ------------------------------------
                                      Title:  Vice President/Secretary/Treasurer
                                            ------------------------------------


Servicing Agreement                                                      Page 38

                                          OLD WEST ANNUITY & LIFE
                                          INSURANCE COMPANY

                                          By: /s/ TOM TURNER
                                             -----------------------------------
                                          Name:   Tom Turner
                                                --------------------------------
                                          Title:  Secretary/Treasurer
                                                --------------------------------


                                          SERVICER:

                                          OCWEN FEDERAL BANK FSB

                                          By: /s/ RICHARD DELGADO
                                             -----------------------------------
                                          Name:   Richard Delgado
                                                --------------------------------
                                          Title:  Vice President
                                                --------------------------------


Servicing Agreement                                                      Page 39

                                    EXHIBIT A


                        ADDITIONAL SERVICING REQUIREMENTS




Servicing Agreement                                           Exhibit A - Page 1

                                   SCHEDULE A

                               SCHEDULE OF ASSETS


                            [Electronic Copy on File]







Servicing Agreement